Exhibit 99.1

Target Global Acquisition I Corp. Announces Extension of Deadline to Complete Initial Business Combination

BERLIN, GERMANY / ACCESSWIRE / December 8, 2023 / Target Global Acquisition I Corp. (NASDAQ:TGAA) (the "Company") announced today that its board of directors (the "Board"), upon request of Target Global Sponsor Ltd (the "Sponsor"), has decided to extend the date by which the Company must consummate an initial business combination (the "Termination Date") from December 13, 2023, for an additional month, to January 13, 2024 (the "Extension"). This is the fourth of six potential one-month extensions of the Termination Date available to the Company pursuant to its Amended and Restated Memorandum and Articles of Association, as further amended on June 2, 2023. The Company further announced that on or before December 11, 2023 the Sponsor will deposit $90,000 into the Company's trust account in connection with the Extension, which will be evidenced by a non-interest bearing, unsecured convertible promissory note to the Sponsor and will be repayable by the Company upon consummation of an initial Business Combination.

About Target Global Acquisition I Corp.

Target Global Acquisition I Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. For more information, please visit https://tgacquisition1.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target", "may", "intend", "predict", "should", "would", "predict", "potential", "seem", "future", "outlook" or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading "Risk Factors" and other documents the Company has filed, or will file, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

CONTACT: For investor and media inquiries: https://tgacquisition1.com/contact/

SOURCE: Target Global Acquisition I Corp.